EXHIBIT 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the registration statement (No. 333‑270964-01) on Form S-3 of our report dated February 21, 2024, with respect to the consolidated financial statements of Western Midstream Operating, LP.

/s/ KPMG LLP
Houston, Texas
February 21, 2024